Mueller Water Products Provides Business Update and Announces Dates for Second Quarter 2020 Earnings Release and Conference Call

ATLANTA, April 17, 2020 - Mueller Water Products, Inc. (NYSE: MWA) today announced additional information regarding the Company’s operations and financial position amid the ongoing coronavirus (COVID-19) situation.

“The outbreak of COVID-19 is affecting cities and countries around the world and temporarily changing the way we live and work. This pandemic has also caused a shift in how we manage our business, think about work and how our work gets done. However, what has not changed is our commitment to our employees, customers and communities. We have taken steps to safeguard employees and provide business continuity for our customers by changing the way we work at all of our facilities, including our plants and warehouses. These steps include implementing work procedures that support social distancing and increasing the frequency of sanitation at our facilities, which help keep our teams safe while at work and protect the communities of which they are a part,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.

Mueller Water Products continues to operate as an essential business providing products and services that are considered essential to the nation’s critical water, energy and public works infrastructure. At this time, all of the Company’s manufacturing plants and distribution centers are operational, with minimal downtime and production suspensions due to COVID-19 challenges and government mandates. Customer service and sales teams are leveraging digital channels and processes to remain engaged with customers. At each of its locations, the Company has implemented preparedness plans to keep employees safe and ensure business continuity through the COVID-19 pandemic.

Mueller Water Products believes it has a strong balance sheet, access to liquidity and solid financial flexibility with no significant long-term debt maturities until 2026. As of March 31, 2020, Mueller Water Products had $447 million of total debt outstanding and $111 million of cash and cash equivalents. In addition, the Company had approximately $159 million of excess availability, based on March 31, 2020 data, under its asset based lending agreement.

The Company expects to report solid financial results for its second quarter, including growth in both consolidated net sales and adjusted EBITDA as compared with the prior year quarter. However, Mueller Water Products is withdrawing its previously announced full-year 2020 financial guidance, which was issued on February 4, 2020, due to the unpredictability of the duration and magnitude of the impact of the COVID-19 pandemic, which may be material on its end markets and operations.  The Company will provide additional details during its upcoming second quarter earnings conference call.

Mr. Hall added, “We are continuing to stay abreast of the events surrounding COVID-19, knowing that the situation is very fluid. As events unfold, we will take additional action as needed. Our most valuable assets are our employees and our customers. Their respective communities depend on us. During this critical time, we are working to protect our workforce and ensure that our customers have the vital infrastructure and emergency repair products and services they require to continue delivering clean, safe drinking water to diverse communities across the world.”

Second Quarter 2020 Earnings Release
Mueller Water Products plans to release financial results for its second quarter ended March 31, 2020, after U.S. markets close on Monday, May 4, 2020. On Tuesday, May 5, 2020 at 11:00 a.m. ET, the Company will hold a conference call to discuss earnings and business results, and to provide an update on the potential impact of the COIVD-19 pandemic. Interested parties are invited to listen via webcast through the Company’s website, www.muellerwaterproducts.com. An archive of the webcast will be available for approximately 90 days following the call.

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, trend descriptions, the COVID-19 pandemic, go-to-market strategies, operational excellence, acceleration of new product development, continued growth in end markets, net sales growth, organic adjusted operating income and adjusted EBITDA growth, capital expenditure plans, litigation outcomes, capital allocation and growth strategies, and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments.

Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, market and competitive conditions; cyclical and changing demand in core markets such as municipal spending; government monetary or fiscal policies; residential and non-residential construction, and natural gas distribution; manufacturing and product performance; expectations regarding higher volumes, continued execution of cost productivity initiatives and improved pricing; warranty exposures (including the adequacy of warranty reserves); the Company’s ability to successfully resolve significant legal proceedings, claims, lawsuits or government investigations; compliance with environmental, trade and anti-corruption laws and regulations; changing regulatory, trade and tariff conditions; the extent and duration of the impact of the COVID-19 pandemic on the Company’s operations and results, including the effects on the financial health of customers and the financial and capital markets, government-mandated facility closures and other manufacturing restrictions, logistical challenges and supply chain interruptions, and health and safety issues in Company facilities around the world; failure to achieve expected cost savings, sales growth, profitability improvements and manufacturing efficiencies from our large capital projects in Chattanooga and Kimball, Tennessee and Decatur, Illinois; the failure to integrate and/or realize any of the anticipated benefits of recent acquisitions or divestitures; and other factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K (all of which risks may be amplified by the COVID-19 outbreak).

Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the U.S. Securities and Exchange Commission.

About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America.  Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Mueller refers to one or more of Mueller Water Products, Inc., a Delaware corporation (“MWP”), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Singer®, and U.S. Pipe Valve & Hydrant.  Please see muellerwp.com/brands and krauszusa.com to learn more.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com